[DESCRIPTION]  MEDICIS PHARMACEUTICAL CORPORATION FORM 8-K,03/28/97
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 28, 1997
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                      Medicis Pharmaceutical Corporation
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            (Exact name of registrant as specified in its charter)

Delaware                   0-18443            52-1574808
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(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)


         4343 East Camelback Road, Suite 250, Phoenix, Arizona  85018
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code   (602) 808-8800
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                                      N/A
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        (Former name or former address, if changed since last report.)

Item 1.	Changes in Control of Registrant.

	N/A

Item 2.	Acquisition or Disposition of Assets.

	N/A

Item 3.	Bankruptcy or Receivership.

	N/A

Item 4.	Changes in Registrant's Certifying Accountants.

	N/A
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Item 5.	Other Events.

	On March 7, 1997, Medicis Pharmaceutical Corporation ("Medicis" or the "Company") announced that its Board of Directors had approved a 3-for-2 stock split to be effected in the form of a 50% stock dividend (the "Dividend"). The Dividend will be distributed to holders of record of the Class A and Class B Common Stock as of March 17, 1997, i.e., the record date. Effective on the close of market on March 28, 1997 (the payment date), holders of the Company's Class A Common Stock will receive one additional share of Class A Common Stock for each two shares of Class A Common Stock held. An equivalent dividend will be paid to the holders of the Company's Class B Common Stock. Fractional shares will be rounded up to the next whole share.

	The Company intends to file an application for inclusion of the Class A Common Stock Dividend shares for trading on the NASDAQ National Market System.

	Appropriate adjustments will be made to all of the Company's outstanding options, including options granted pursuant to the terms of the Company's various stock option plans. Similar adjustments will be made under the Company's Rights Agreement, dated as of August 15, 1995 (as amended from time-to-time) between the Company and Norwest Bank Minnesota, N.A., so that one additional right shall be issued to accompany each share of Class A common Stock or Class B Common Stock to be issued pursuant to the Dividend.

Item 6.	Resignation of Registrants' Directors.

	N/A


Item 7.	Finance Statements and Exhibits.

(a) Financial Statements.

 N/A

(b) Pro Forma Financial Information.

 N/A

(c) Exhibits.

* Press Release dated March 7, 1997

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICIS PHARMACEUTICAL CORPORATION



                                       By:  /s/ Mark A. Prygocki, Sr.
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Date April 1, 1997                        Mark A. Prygocki, Sr.
                                       Its:  Chief Financial Officer
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EXHIBIT

MEDICIS The Dermatology Company
FOR IMMEDIATE RELEASE

CONTACT:

Christiana R. Ferris, Director of Corporate Communications
Telephone (602) 808-3854  E-mail:  invrltns@medicis.com

                   MEDICIS ANNOUNCES A 3 FOR 2 STOCK SPLIT
                 EFFECTED IN THE FORM OF A 50% STOCK DIVIDEND

PHOENIX, ARIZONA, March 7, 1997 -- Medicis Pharmaceutical Corporation (NASDAQ:MDRX) announced today that its board of directors has approved the declaration of a 3 for 2 stock split in the form of a stock dividend to be paid to the holders of record of the Company's common stock on March 17, 1997 (the record date). Holders of the Company's common stock on the record date will receive one additional share of common stock for every two shares held. Fractional shares will be rounded up to the next whole share. Effective on the close of the NASDAQ market on March 28, 1997 (the payment date) Medicis will have approximately 13,944,660 shares of Class A Common Stock and approximately 281,973 shares of Class B Common Stock outstanding as a result of the stock dividend.

"With the recent business expansion, such as our acquisition of the dermatology assets from Syntex and launch of the new TxSYSTEMS(TM) business unit for cosmetic dermatology, we are excited about the future of the Company," said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. "We believe a lower share price will further facilitate trading and liquidity and benefit shareholders as Medicis pursues its goal of becoming the nation's leading dermatology concern."

Medicis is the leading independent dermatogloy company in the United States, offering prescription and non-prescription products exclusively to treat skin conditions. Medicis currently markets prescription brands DYNACIN(R), TRIAZ(R) and THERAMYCIN(TM)Z to treat acne; LIDEX(R) and SYNALAR(R) topical steroids to treat inflammatory and hyperproliferative skin conditions, and BENZASHAVE(R) to treat PFB, as well as the over-the-counter ESOTERICA(R) fade creams and THERAPLEX(R) line of moisturizers and shampoos.

Except for historical information, this news release contains certain forward-looking statements that involve risk and uncertainties which may cause actual results to differ materially from the statements made, including the success and timing of product approvals/launches, the establishment of new corporate alliances, and other risks listed from time to time in Medicis Pharmaceutical Corporation's Securities and Exchange Commission filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Medicis disclaims any intent or obligation to update these forward-looking statements.